SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):  December 31, 1998

                              AID AUTO STORES, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    1-13710                       11-2254654
(State of Other Juris-        (Commission File No.)             (IRS Employer
diction of Incorporation)                                    Identification No.)


275 Grand Boulevard, Westbury, New York                             11590
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:   (516) 338-7889


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   Other Events.

     Effective December 31, 1998, Aid Auto Stores, Inc. (the "Company") has ceased all operations and the Company has closed. The Company has vacated its office space in Westbury, New York and has closed all nineteen of the Company-owned store locations. At this time, the only items of business outstanding are the sale of the remaining equipment and the furniture and fixtures maintained in the Company's office, warehouse and stores, the sale of the Company's trademarks and service marks, and the sale of the Company's owned real estate. Proceeds of all inventory and equipment previously sold have gone to the Company's secured lender, Foothill Capital Corp ("Foothill"). The remaining assets currently held for sale are collateral for the loan issued by Foothill and the Company has no other tangible assets.

                                   Signatures:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 AID AUTO STORES, INC.

                                                 By: Kahn Consulting, Inc.
                                                     Chief Restructuring Officer


Dated:  January 19, 1999                         By: /s/ Robert Rosenfeld
                                                    ----------------------------
                                                     Robert Rosenfeld